                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     CABLE DESIGN TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO]

                           CABLE DESIGN TECHNOLOGIES

Foster Plaza 7 . 661 Andersen Drive                                Paul M. Olson
Pittsburgh, PA 15220 . (412) 937-2300          President/Chief Executive Officer

November 7, 2000

Dear Stockholder:

   On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders on Wednesday, December 6, 2000 at 10:00 A.M., eastern standard time. The meeting will be held at the DoubleTree Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222.

   The matters scheduled to be considered at the meeting are the election of directors, approval of an incentive plan and the election of an auditor for the Company. These matters are more fully explained in the attached Proxy Statement, which you are encouraged to read.

   The Board of Directors values and encourages stockholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your Proxy in the envelope provided even if you plan to attend the meeting.

   We hope you will be able to attend the meeting.

                                          Sincerely,

                                          /s/ Paul M. Olson

                                          Paul M. Olson
                                          President and Chief Executive
                                           Officer

                        Innovative Connective Technology

[LOGO]

                     CABLE DESIGN TECHNOLOGIES CORPORATION

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

   Notice is hereby given that the Annual Meeting of Stockholders of Cable Design Technologies Corporation (the "Company") will be held at the DoubleTree Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222 on Wednesday, December 6, 2000, at 10:00 A.M., eastern standard time, for the following purposes:

     1. To elect eight directors to serve until the next Annual Meeting of Stockholders;

     2. To consider the adoption of the Company's 2001 Long-Term Incentive
  Plan;

     3. To elect an Auditor for the Company for the ensuing year; the Board of Directors of the Company has recommended Arthur Andersen LLP, the present Auditor, for election as Auditor; and

     4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

   In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on October 24, 2000 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors

                                          /s/ Charles B. Fromm
                                          Charles B. Fromm
                                          Secretary

Pittsburgh, Pennsylvania
November 7, 2000

                     CABLE DESIGN TECHNOLOGIES CORPORATION

                                 Foster Plaza 7
                               661 Andersen Drive
                         Pittsburgh, Pennsylvania 15220

                               ----------------

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                          to be Held December 6, 2000

                               ----------------

                                                                November 7, 2000

   The Proxy is solicited by the Board of Directors of Cable Design Technologies Corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held on Wednesday, December 6, 2000 at 10:00 A.M., eastern standard time, at the DoubleTree Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders. No additional compensation will be paid to such officers and regular employees for any such Proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company. This Proxy Statement is first being sent to the stockholders on or about November 7, 2000.

                                 VOTING MATTERS

   The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the "Common Stock"), entitled to a vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by a properly signed proxy. Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

   Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the Board of Director's proposals, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

   For all matters to be voted upon at the meeting other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. The directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors. Withholding authority to vote or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

   Any stockholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on October 24, 2000 (the "Record Date").

   On the Record Date, there were outstanding and entitled to vote at the meeting 43,717,371 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A list of the stockholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                            MATTERS TO BE ACTED UPON

1. Election of Directors

   Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the full Board of Directors shall be eight. The Board of Directors recommends that the stockholders vote FOR each nominee set forth below. Proxies are solicited in favor of the nominees named on the following pages and it is intended that the Proxies will be voted for the eight nominees. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the Proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Each director to be elected will serve until the next Annual Meeting of Stockholders or until a successor is elected and shall qualify.

Information Regarding Nominees for Election of Directors

   A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships and the ages (as of September 30, 2000) of each person nominated to become a director of the Company are set forth on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

   Bryan C. Cressey, 51, has been Chairman of the Board of the Company since 1988 and a director since 1985. For the past twenty years he has also been a General Partner and Principal of Golder, Thoma and Cressey ("GTC") and Thoma Cressey Equity Partners, both private equity firms. He is also a director of Clarion Technologies Inc., a public company, and several private companies all of which are unaffiliated with the Company. Mr. Cressey received a Juris Doctor degree and a MBA degree from Harvard University.

   Paul M. Olson, 66, has been President and a director of the Company since 1985, and Chief Executive Officer of the Company since 1993. From 1972 to 1984 Mr. Olson was the President of Phalo Corporation, a wire and cable manufacturer, and directed sales and marketing at Phalo Corporation from 1967 to 1972. From 1963 to 1967, Mr. Olson was employed at General Electric and, from 1960 to 1963, at General Cable, in wire and cable related sales and marketing positions. Mr. Olson has a B.A. degree in economics from Hobart College.

   Lance Balk, 42, has been a director since March, 2000. Mr. Balk has been a partner of Kirkland & Ellis since 1989 in the securities and mergers & acquisitions practice groups. Mr. Balk received a Juris Doctor degree and a MBA degree from the University of Chicago.

   George Graeber, 58, has been a director and Chief Operating Officer of the Company since 1998. Between 1992 and 1998, Mr. Graeber served in various other positions with the Company, including Executive Vice President of the Company and President of Montrose/CDT. From 1990 to 1992 Mr. Graeber was a Vice President and General Manager of the Energy division of Anixter International Inc. Mr. Graeber also was the President of the Industrial Electronic division of Brintec Corp. and a Vice President of Brand Rex Cable. Mr. Graeber has a Masters degree in Electrical Engineering from the University of Connecticut.

   Michael F.O. Harris, 62, has been a director of the Company since 1985. For the past eighteen years he has also been a Managing Director of NGI, Inc. and The Northern Group, Inc. ("Northern"), which act as Managing General Partners of Northern Investment Limited Partnership ("NILP") and Northern Investment Limited Partnership II ("NILP II"), respectively. NILP and NILP II are investment partnerships which own several manufacturing companies unaffiliated with the Company. Mr. Harris has a MBA degree from Harvard University.

   Glenn Kalnasy, 57, has been a director of the Company since 1985. For the past eighteen years he has also been a Managing Director of NGI, Inc. and Northern, which act as Managing General Partners of NILP and NILP II, respectively. Mr. Kalnasy has a B.S. degree from Southern Methodist University.

   Ferdinand Kuznik, 59, has been a director of the Company since June, 2000. Since 1999, Mr. Kuznik has been an Executive Vice President of Motorola, Inc. and President of Motorola's operations in Europe, the Middle East and Africa. From 1997 to 1999, Mr. Kuznik served as President of Motorola's Personal Communications Sector. Mr. Kuznik has also served as Managing Director of Philips Telecommunications and held management positions with A.D. Little and AT&T Switching Systems. Mr. Kuznik has a Dipl. Ing. degree from the Technical University of Ostrava and a Masters degree in computer science from the Illinois Institute of Technology in Chicago.

   Richard C. Tuttle, 45, has been a director of the Company since 1989. Since 1997, Mr. Tuttle has been a Principal of Prospect Partners, L.L.C., a private equity investment firm. From 1992 to 1996, Mr. Tuttle was an Executive Vice President at Health Care & Retirement Corp., a publicly traded health care company that is unaffiliated with the Company. From 1987 to 1992, he was a Principal at GTC, a private equity investment firm. Mr. Tuttle has a MBA degree from Stanford University.

2. Adoption of the 2001 Long-Term Incentive Plan

   The Board of Directors recommends that shareholders vote FOR approval of the 2001 Long-Term Incentive Plan (the "Plan") which was approved by the Board of Directors on October 17, 2000 and is attached hereto in its entirety as Appendix I. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted in favor of the adoption of the Plan unless shareholders specify to the contrary in their Proxies or specifically abstain from voting on this matter. The following is a description of the principal features of the Plan.

   The Plan provides for the granting to employees, directors and other individuals who perform services for the Company ("Participants") the following types of incentive awards: stock options, stock appreciation rights ("SARs"), restricted stock, performance grants and other types of awards that the Board of Directors or a duly appointed committee of the Board of Directors (the "Committee") deems to be consistent with the purposes of the Plan Although executives may be granted awards from time to time, awards under the Plan are principally intended for non-executive level management, new employees and in connection with acquisitions. Awards would also be made to non-employee directors as discussed below.

   If the Plan is approved, an aggregate of 1,800,000 shares of Common Stock will be reserved for issuance under the Plan. No participant shall be entitled to receive grants of Common Stock, stock options or SARs with respect to Common Stock in any calendar year in excess of 100,000 shares. The Plan affords the Company latitude in tailoring incentive compensation to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.

   The Committee will have exclusive discretion to select the Participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Committee, rights to these forms of contingent compensation are forfeited if a recipient's employment or performance of services terminates within a specified period following the award. Generally, a Participant's rights and interests under the Plan will not be transferable except by will or by the laws of descent and distribution.

   Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of Common Stock at a price fixed by the Committee. The option price may be less than, equal to or greater than the fair market value of the underlying shares of Common Stock, but in no event less than 50% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, and the exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of the Company's voting power may not be less than 110% of such fair market value on such date. Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including but not limited to cash, Common Stock of the Company or the surrender of another outstanding award or any combination thereof) as the Committee may determine.

   An SAR may be granted alone, or a holder of an option or other award may be granted a related SAR, either at the time of grant or by amendment thereafter. Upon exercise of an SAR, the holder must surrender the SAR and surrender, unexercised, any related option or other award, and the holder will receive in exchange, at the election of the Committee, cash or Common Stock or other consideration, or any combination thereof, equal in value to (or, in the discretion of the Committee, less than) the difference between the exercise price or option price per share and the fair market value per share at the time of such exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised.

   A restricted stock award is an award of a given number of shares of Common Stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Committee. During the restriction period, the Participant generally has the right to vote and receive dividends on the shares.

   Performance grants are awards whose final value, if any, is determined by the degree to which specified performance objectives have been achieved during an award period set by Committee, subject to such adjustments as the Committee may approve based on relevant factors. Performance objectives are based on such measures of performance, including, without limitation, measures of industry, Company, unit or Participant performance, or any combination of the foregoing, as the Committee may determine. The Committee may make such adjustments in the computation of any performance measure as it deems appropriate. A target value of an award is established (and may be amended thereafter) by the Committee and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of Common Stock, or an amount that is determinable from other criteria specified by the Committee. Payment of the final value of an award is made as promptly as practicable after the end of the award period or at such other times as the Committee may determine.

   Upon the liquidation or dissolution of the Company all outstanding awards under the Plan shall terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding awards shall lapse and Participants will be entitled to the full benefit of such awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

   The Board of Directors or the Committee, without the approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without the prior approval of the Company's stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, under the Incentive Stock Options provisions of Section 422 of the Internal Revenue Code or by any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding right or obligation under the Plan without the affected participant's consent.

   The Plan is scheduled to terminate ten years from the date that the Plan is initially approved and adopted by the shareholders of the Company, unless extended for up to an additional five years by action of the Board of Directors.

   Neither the Board nor the Committee has, as of the date hereof, awarded any options to any persons under the Plan. The Board has, however, approved an annual issuance of 4,500 option shares to each non-employee Director and an additional 1,500 option shares for each committee on which a non-employee serves. Such options would vest over 3 years and have an exercise price equal to the closing price of a share of Common Stock on the date of grant. The table set forth below shows the number of options that will be granted annually, assuming the number of directors eligible to participate remains unchanged.

                               NEW PLAN BENEFITS

                                                        Annual Number of
                          Group                    Option Shares to be Awarded
                          -----                    ---------------------------
       Outside Director Group.....................           33,000

   Certain Federal Tax Consequences under the Plan. The following discussion addresses certain federal income tax consequences to recipients of awards made under the Plan under current law.

   An optionee to whom a non-qualified stock option is granted will not recognize any income at the time of the grant. When an optionee exercises a non-qualified stock option, he generally will recognize ordinary compensation income equal to the difference, if any, between the fair market value of the Common Stock he receives at such time and the option's exercise price. The optionee's tax basis in such shares will be equal to the exercise price paid plus the amount includable in his gross income as compensation, and his holding period for such shares will begin on the day on which he recognizes taxable income in respect of such shares.

   An optionee to whom an incentive stock option is granted will not recognize any ordinary income at the time of grant or at the time of exercise. However, upon the exercise of an incentive stock option, the optionee will be required to include the excess of fair market value of the Common Stock over the option's exercise price in his alternative minimum taxable income and, as a result, he may be subject to an alternative minimum tax ("AMT"). In order to obtain incentive stock option treatment for federal income tax purposes, an optionee (i) must be an employee of the Company or a subsidiary continuously from the date of grant until any termination of employment and (ii) in the event of such a termination, must exercise an incentive stock option within 3 months after such termination, except if disabled, in which case exercise may occur within one year from the date of termination of employment. If an optionee holds Common Stock received upon the exercise of an incentive stock option for more than one year after exercise and more than two years after the option was granted (the "Statutory Holding Periods"), then upon a sale of such Common Stock he will recognize long-term capital gain or loss equal to the difference, if any, between the sale price of such shares and the option's exercise price. If the optionee has not held such shares for the Statutory Holding Periods, when he sells such shares (a "disqualifying disposition") he will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of such shares on the date of exercise and the exercise price or (ii) the difference, if any, between the sale price and the exercise price. Any additional gain or any loss on such sale will constitute capital gain or loss. The tax basis of such shares to the optionee, for purposes of computing such other gain or loss, will be equal to the exercise price paid (plus the amount includable in his gross income as compensation, if any).

   An optionee will not recognize any taxable income as a result of the inclusion of SARs in a non-qualified stock option or incentive stock option. At the time of exercise, an optionee generally will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the Common Stock he receives to satisfy his SAR. The optionee's tax basis in any such shares received pursuant to an SAR will be equal to the amount includable in his gross income as compensation in respect of such shares, and the optionee's holding period therefore will begin on the day on which he recognizes taxable income in respect of such shares.

   Unless he files a timely election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) election"), an officer, employee or other individual who receives Common Stock pursuant to a restricted stock award will not recognize any taxable income upon the receipt of such award, but will recognize taxable compensation income at the time his interest in such shares is no longer subject to the repurchase option imposed by the Plan in an amount equal to the fair market value of such shares at such time. Alternatively, by filing a Section 83(b) election within 30 days after the shares are granted, the recipient may elect to recognize ordinary income equal to the fair market value of the shares on the grant date. In either event, the recipient's tax basis in such shares will be equal to the amount includable in his gross income as compensation, and his holding period for such shares will begin on the date his compensation income is determined. If a recipient does not make a Section 83(b) election, dividends paid on restricted stock awards will be includable in his income as compensation when received.

   An officer, employee or other individual to whom a performance grant award is made will not recognize taxable income at the time such award is made. Such person generally will recognize taxable income, however, at the time cash, Common Stock or other Company securities or property are paid to him pursuant to such award in an amount equal to the amount of such cash and the fair market value at such time of such shares, securities or property. The tax basis of any such shares, securities or property received by such person pursuant to a performance grant award will be equal to the amount includable in his gross income as compensation in respect of such shares, securities or property, and the holding period therefore will begin on the day on which he recognizes taxable income in respect of such shares, securities or property. Any income equivalents paid to a recipient with respect to his performance grant award should generally be regarded as compensation.

   If an employee who receives Common Stock under the Plan (whether pursuant to the exercise of an option, as a restricted stock award or as a performance grant award) is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such recipient, an "Insider"), the tax consequences may be different from those described above. Generally, an Insider will not recognize income on receipt of Common Stock until he is no longer subject to liability with respect to the disposition of such Common Stock. However, by filing a Section 83(b) election with the Internal Revenue Service no later than 30 days after the date of transfer of property (e.g., after exercise of a non-qualified stock option that was granted within six months of such exercise), an Insider may elect to be taxed based upon the fair market value of the Common Stock at the time of such transfer.

   Subject to certain limitations described in the next paragraph, the company for which an individual is performing services generally will be allowed to deduct amounts that are includable in the income of such person as ordinary compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for personal services actually rendered.

   Subject to limited exceptions, such company may not deduct certain compensation paid to its chief executive officer or any of its four other highest paid executives to the extent such compensation exceeds $1 million in any taxable year. Depending on the circumstances, some or all of the compensation paid to such an executive under the Plan may be nondeductible.

   The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the Plan. Accordingly, all award recipients are advised to consult their own tax advisors concerning the federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder.

3. Election of Auditors

   The Board of Directors recommends that the stockholders vote FOR the election of the firm of Arthur Andersen LLP as the auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending July 31, 2001. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for such firm unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

   Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

4. Other Business

   The Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

                      DIRECTORS MEETINGS AND COMPENSATION

Directors Meetings

   The Board of Directors held four regular meetings and three special telephonic meetings during the year ended July 31, 2000 ("fiscal 2000"). The Audit Committee, which consists of Richard C. Tuttle and Michael F.O. Harris, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits. The Compensation Committee approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. The Compensation Committee consists of Bryan C. Cressey and Richard C. Tuttle. There is no standing nominating committee. During fiscal 2000, each of the Company's incumbent directors participated in excess of 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which such director was a member. During fiscal 2000, the Compensation Committee met, either in person or by telephonic meeting, three times and the Audit Committee met, either in person or by telephonic meeting, two times.

Compensation of Directors

   Directors who are also officers of the Company do not currently receive compensation from the Company for their services as directors. Those directors who are not officers of the Company receive $2,500 quarterly for their services as directors. All directors are reimbursed for expenses incurred in connection with their attendance at meetings. Under the Company's Non-Employee Director Stock Plan (the "Director Plan") each participating director under such plan is entitled to receive shares of common stock annually with a fair market value of $15,000. Also, beginning with fiscal year 2001, on the first day of each of the Company's 2nd, 3rd and 4th fiscal quarters each non-employee director will receive an option grant of 1,500 shares of Common Stock, and, in addition, 500 shares for each committee on which a director serves. The first grant will be made under the 1999 Long-Term Performance Incentive Plan (the "1999 Plan"). Subsequent grants will be made under the 2001 Long-Term Performance Incentive Plan, subject to adoption of such Plan by the Company's shareholders. The option grants will vest 33 1/3% each year following grant and will have an exercise price equal to the Common Stock fair market value on the date of grant.

   Prior to October 29, 1999, GTC and Northern were parties to a consulting agreement pursuant to which each was paid $50,000 a year in exchange for consulting services rendered to the Company and its subsidiaries by management personnel of each of GTC and Northern. Bryan Cressey, a director of the Company, is a General Partner of GTC, and Michael Harris and Glenn Kalnasy, directors of the Company, are each a Managing Director and significant stockholders of Northern. As a result, prior to October 29, 1999, Messrs. Cressey, Harris and Kalnasy did not receive the director fee or stock grant under the Director Plan. The consulting agreements were terminated effective October 29, 1999, after which time Messrs. Cressey, Harris and Kalnasy were paid the director fee and will be awarded stock under the Director Plan. In lieu of a partial stock grant under the Director Plan for fiscal 2000, each of Messrs. Cressey, Harris and Kalnasy received a one-time payment of $11,500 in February, 2000.

   Mr. Balk became a director in March, 2000. In lieu of a partial stock grant for fiscal 2000 under the Director Plan, Mr. Balk received a one-time payment of $7,500 following his appointment to the Board.

                MANAGEMENT COMPENSATION AND CERTAIN TRANSACTIONS

Summary Compensation Table

   The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Olson and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2000 (collectively, the "named executives").

                                     Annual             Long-Term
                                  Compensation         Compensation
                                 ---------------       ------------
                                                          Option       Other     Incentive
   Name and Principal     Fiscal Salary   Bonus           Awards    Compensation Payments
        Position           Year  ($)(1)  ($)(2)           (#)(3)       ($)(4)     ($)(5)
   ------------------     ------ ------- -------       ------------ ------------ ---------
Paul M. Olson...........   2000  496,616 695,334             --        30,009          --
 President, Chief          1999  476,692 232,375         405,000       31,561    1,018,847
 Executive Officer         1998  444,210 252,825             --        28,293          --

George C. Graeber.......   2000  364,339 364,500             --        26,102          --
 Chief Operating Officer   1999  310,015 116,250         112,500       26,700          --
                           1998  269,442 176,276             --        26,752          --

David R. Harden.........   2000  286,331 229,110             --        27,259          --
 Senior Vice President     1999  266,597 146,630         225,000       26,856      949,062
                           1998  256,183  68,129             --        26,856          --

Normand Bourque.........   2000  252,219 372,298(6)(7)       --        20,135          --
 Executive Vice            1999  225,319 423,978             --        20,023          --
 President                 1998  226,479 295,943             --        12,933          --

Kenneth O. Hale.........   2000  234,585 211,200             --        24,803          --
 Vice President,           1999  206,677  54,250         127,500       25,104      291,200
 Chief Financial Officer   1998  198,223  77,371             --        25,104          --

--------
(1) Amounts in this column reflect salaries paid in the applicable fiscal year.
(2) Amounts in this column reflect bonuses paid with respect to the applicable fiscal year.
(3) Adjusted for August, 2000 3-for-2 stock split.
(4) Figures in this column include amounts with respect to Company contributions to the West Penn Wire Division Incentive Profit Sharing Plan and Trust (the "Incentive Plan") (which is a defined contribution plan) and term life insurance premiums paid by the Company (both of which reflect payments made in the 1999 calendar year), which for each of the named executives other than Mr. Bourque are: Mr. Olson, Incentive Plan $24,000, term life insurance premium $6,009; Mr. Graeber, Incentive Plan $24,000, term life insurance premium $2,102; Mr. Harden, Incentive Plan $24,000, term life insurance premium $3,259; and Mr. Hale, Incentive Plan $24,000, term life insurance premium $803. Figures in this column for Mr. Bourque represent term life insurance premium, $4,783, and earned amounts with respect to projected benefits under NORDX/CDT, Inc. defined benefit plans, $15,352. Assuming continued service with the Company until age 65, Mr. Bourque's estimated benefits upon retirement under such plans would be a lump sum payment of $153,386 upon retirement and an annual benefit of $25,991.
(5) Represents one-time incentive payments to certain members of senior management made in connection with the Company's repurchases of common stock received by such members of senior management upon the exercise of incentive stock options granted in 1988 which entitled the Company to a tax benefit of approximately $12.8 million.

(6) Participants, participation percentages and the bonus pool amount under the "Plan II Bonus" described in "Compensation Committee Report-NORDX/CDT Bonus Programs" have not been determined and the amount payable to Mr. Bourque under such Plan for fiscal 2000 has not been included.
(7) Bonus includes $206,250, $168,750 and $131,250 in 2000, 1999 and 1998,
    respectively, of signing bonus paid pursuant to Mr. Bourque's employment agreement entered into on February 5, 1996.

Option Grants in Fiscal Year 2000

   No option grants were made during fiscal 2000 to the named executives.

Option Exercises and Year End Values for Fiscal Year 2000

   The following table shows information regarding the number and value of any unexercised stock options held by the named executives as of July 31, 2000.

                           Shares              Number of Unexercised  Value of Unexercised
                          Acquired     Value   Options at FY-End (#) in the Money Options at
                         on Exercise  Realized     Exercisable/      FY-End ($) Exercisable/
          Name             (#)(1)    ($       )  Unexercisable(1)       Unexercisable(2)
          ----           ----------- --------- --------------------- -----------------------
Paul M. Olson...........       --          --     121,000/284,000      1,268,371/3,131,743
David R. Harden.........       --          --      75,000/150,000        728,153/1,456,305
George C. Graeber.......    73,200   1,532,367     35,637/ 90,000        611,965/1,275,003
Normand Bourque.........   296,100   3,082,478         90/197,460          1,014/2,224,130
Kenneth O. Hale.........       --          --      35,475/ 92,025        391,225/1,080,679

--------
(1) After giving effect to the August, 2000 3-for-2 stock split.
(2) Based on the closing price of the Common Stock on July 31, 2000 of $23.5417 (as adjusted for the August 2000 3-for-2 stock split).

Employment Agreements

   None of the named executives, other than Normand Bourque, have employment agreements with the Company or any of its affiliates. Pursuant to an employment agreement between Mr. Bourque and the Company, effective as of February 5, 1996, Mr. Bourque is entitled to participate in certain bonus plans and received a stock option grant of 493,650 shares of the Company's Common Stock. Mr. Bourque is entitled to termination payments if terminated without cause. Termination pay is based upon Mr. Bourque's prior compensation and would be paid for a period of 18 months. The Company also entered into Senior Management Agreements with each of Messrs. Olson and Harden in 1988, pursuant to which each purchased shares of common stock. Mr. Bourque's employment agreement and the Senior Management Agreements also impose certain additional restrictions upon the executives, including confidentiality obligations, assignment of the benefit of inventions and patents to the Company and a requirement that such executives devote substantially all of their business time to the Company.

   Messrs. Olson, Graeber and Hale are also parties to agreements whereby in the event their employment is terminated other than for cause after a change of control or they resigned for good reason following a change of control (i) they would receive an amount equal to 3 times (in the case of Mr. Olson) or 2 times (in the case of Messrs. Graeber and Hale) the sum of (a) their highest annual compensation (excluding bonuses) over the prior 3 calendar years and (b) their average annual bonus over the prior 3 calendar years and (ii) be provided health benefits for 2 years following such change of control. In addition, certain unvested options and other long-term incentives would vest.

Certain Transactions

   The Company purchases converted copper from an entity controlled by family members of David Harden, an officer of the Company, and purchases, from time to time, production equipment from a Company controlled by Mr. Harden. In fiscal 2000, total purchases by the Company from such entities were approximately $900,000. As of July 31, 2000, the Company was due approximately $200,000 from such entities, consisting of pre-paid inventory. Purchases were made on an "as needed" basis, and there is no contract relating to such purchases. The Company believes that the foregoing transactions were consummated on terms no less favorable than those that could be obtained by the Company from an unrelated third party in a transaction negotiated on an arms-length basis.

   Lance Balk, a director of the Company since March, 2000 is a partner of the law firm of Kirkland & Ellis. Kirkland & Ellis performed legal services for the Company prior to and during fiscal 2000.

Compensation Committee Report

 Compensation Policies Applicable to Executive Officers

   During fiscal 2000, the Compensation Committee continued to follow established compensation policies. The compensation program for salaried employees has been designed and is administered to ensure that employee compensation motivates superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The Compensation Committee believes that this can best be accomplished by an executive compensation program which reflects the following three principles:

   First, base salaries should be sufficient to attract and retain qualified management talent.

   Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined performance targets.

   Third, a substantial portion of total long-term compensation should reflect performance on behalf of the Company's stockholders, as measured by increases in the Company's stock price.

   The Compensation Committee made no fundamental changes in the basic executive compensation program during fiscal 2000.

 Base Salary

   The Compensation Committee meets in the fall of each year and is currently evaluating compensation for fiscal 2001. Annual base salaries of the executive officers for fiscal 2000 were reviewed by the Compensation Committee at its October 1999 meeting and adjusted as appropriate effective October 1, 1999. Following previously stated policies, the Compensation Committee adjusted salaries based upon competitive salary levels, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions to future Company performance. The Compensation Committee approved a general salary increase for fiscal 2000 of 4% for executive officers, although certain executive officers received higher increases to reflect additional responsibilities and salaries for persons in comparable positions in other companies.

 Bonus Plan

   Each of the named executive officers and certain other key personnel of the Company participate in an executive/management bonus plan (the "Bonus Plan"). The Bonus Plan provides for annual bonus awards based upon financial results compared to a projected budget prepared at the beginning of each fiscal year. Employees at each of the Company's operating units receive bonuses determined in part by the financial results of their respective division and in part by the overall financial results of the Company. Other participants, including the Chief Executive Officer (the "CEO"), receive bonuses based on the overall financial results of the Company. The individual's target bonus ranges from 15% to 70% of base salary, as determined by the Compensation Committee, and based primarily on the employee's position and place of employment within the Company. An individual participant's actual bonus is determined as a percentage ranging from 0% to 200% of the target bonus based upon (i) the relevant performance target(s) achieved and (ii) the weight given to the relevant operating unit and overall Company performance targets. Bonus amounts are prorated for new participants who are added during the course of a given year. One half of the Bonus Plan bonuses earned are paid quarterly, with the balance paid after final fiscal year results are available. Bonus payments under the Bonus Plan are subject to modification at the discretion of the Compensation Committee. All senior executive/management bonus plans are approved by the Compensation Committee.

 NORDX/CDT Bonus Programs

   Certain employees of NORDX/CDT participated in the NORDX/CDT Plan II Bonus Program (the "Plan II Program"). The Plan II Program provided for bonus awards with respect to the six-month period ended July 31, 1996 and annually thereafter for four years based upon NORDX/CDT's earnings before interest and taxes. Such plan terminated on July 31, 2000. Mr. Bourque and certain other key personnel of NORDX/CDT participate in the NORDX/CDT Signing Bonus Program (the "Signing Program"). The Signing Program provides for a signing bonus to certain key personnel of NORDX/CDT of individual aggregates ranging from $300,000 to $750,000 to be paid over the first five years of such person's employment by the Company (which commenced in February, 1996).

 Stock Options

   The Compensation Committee met in October, 2000 to review the Company's option grant program. The Compensation Committee noted that there were limited options or other incentive awards available for grant under existing plans and recommended that the Board adopt, subject to shareholder approval, a new incentive plan for 1,800,000 shares of Common Stock. Awards under the Plan would principally be used for non-executive level management, new employees and in connection with acquisitions.

   Shares of Common Stock that remain reserved for grant under the Company's stock option plans as of October 24, 2000 are: for the Long- Term Performance Incentive Plan, 51,852 shares; for the Supplemental Long-Term Performance Incentive Plan, 99,683 shares; and for the 1999 Plan, 31,230 shares.

   In order to create and provide a stock incentive structure similar to that for its employees, the Company adopted the Director Plan in 1995. Under this plan, the Company's outside Directors are eligible to receive shares of Common Stock in an amount and at a price set by a pre-arranged formula. Under the Director Plan 150,194 shares of Common Stock remain reserved for grant to the Company's outside Directors.

 Compensation of Chief Executive Officer

   The compensation policies described above apply as well to the compensation of the CEO. The Compensation Committee is directly responsible for determining the CEO's salary level and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package of the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Accordingly, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these responsibilities.

   Other than an increase of 4.2% to Mr. Olson's fiscal 2000 base salary, no changes were made to Mr. Olson's compensation package in fiscal 2000.

   Internal Revenue Code Section 162(m)

   The Compensation Committee has determined that it is unlikely that the Company would pay any material amounts in fiscal 2001 that would result in the loss of a Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time in light of such tax law provision.

 Conclusion

   Through the programs described above and the stock ownership of management through options, the Compensation Committee believes that a significant portion of the Company's executive compensation is linked directly to corporate performance.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE MEMBERS

                                          Bryan C. Cressey  Richard C. Tuttle

                                  * * * * * *

Performance Graph

   The following graph compares the cumulative total return on $100 invested on November 24, 1993 (the first day of public trading of the Common Stock) through July 31, 2000 in the common stock of the Company, the S&P 500 Index and the S&P Electrical Equipment Index. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.



    COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG CABLE DESIGN TECHNOLOGIES
                        CORPORATION, S&P 500 INDEX AND
                        S&P ELECTRICAL EQUIPMENT INDEX


                                 [LINE GRAPH]
            Cable Design
            Technologies                                 S&P Electrial
   Date      Corporation        S&P 500 Index           Equipment Index

11/24/93       $100.00            $100.00                    $100.00
 7/29/94       $134.18            $100.99                    $105.74
 7/31/95       $227.85            $127.36                    $126.30
 7/31/96       $444.08            $148.47                    $170.61
 7/31/97       $517.63            $206.40                    $257.19
 7/31/98       $478.29            $242.37                    $305.57
 7/30/99       $407.82            $287.35                    $380.08
 7/31/00       $794.55            $309.42                    $507.24

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The table below sets forth certain information regarding beneficial ownership of Common Stock as of October 24, 2000, by each person or entity known to the Company who owns of record or beneficially five percent or more of the common stock, by each named executive officer and director nominee and all executive officers and director nominees as a group.

                                                              Percentage of
                                        Number of Shares of Outstanding Common
Name                                      Common Stock(1)        Stock(1)
----                                    ------------------- ------------------
Fidelity Research and Management
 Corporation...........................      5,933,700             13.6%
Massachusetts Financial Services.......      5,484,140             12.5%
Paul M. Olson(2)(4)....................        702,521              1.6%
David R. Harden (5)....................        644,330              1.5%
Bryan C. Cressey(2)(6).................        450,584              1.0%
Lance C. Balk(2).......................          7,011                *
George C. Graeber(2)(7)................         71,187                *
Michael F.O. Harris(2)(3)..............         32,809                *
Glenn Kalnasy(2).......................         16,470                *
Ferdinand Kuznik(2)....................          3,136                *
Kenneth O. Hale(8).....................         37,336                *
Richard C. Tuttle(2)(3)(9).............         46,520                *
Normand Bourque(10)....................         93,030                *
All executive officers and director
 nominees as a group (15 persons)......      2,356,553              5.4%

--------
*  Represents less than 1%.
(1) Figures are based upon 43,717,371 shares of common stock outstanding as of October 24, 2000. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of common stock held by such stockholder or group which are exercisable within 60 days of October 24, 2000. Figures for Fidelity Research and Management Corporation and Massachusetts Financial Services are as of June 30, 2000, which represents the latest available data.
(2) Messrs. Olson, Cressey, Balk, Graeber, Harris, Kalnasy, Kuznik and Tuttle are directors of the Company.
(3) Member of the Audit Committee.
(4) Includes 121,000 shares covered by options.
(5) Includes 75,000 shares covered by options.
(6) Includes 52,500 shares held by the Bryan and Christina Cressey Foundation (the "Foundation"). Mr. Cressey is the President of the Foundation and may be deemed to be a beneficial owner of the Common Stock of the Company owned by the Foundation, but Mr. Cressey disclaims any such beneficial ownership.
(7) Includes 35,637 shares covered by options.
(8) Includes 35,475 shares covered by options.
(9) Includes 17,069 shares covered by options.
(10) Includes 90 shares covered by options.

      DIRECTOR AND OFFICER AND TEN PERCENT STOCKHOLDER SECURITIES REPORTS

   The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock of the Company.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year 2000, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company by July 5, 2001 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 2001 Annual Meeting will be scheduled for December 4, 2001.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors does not know of any business to come before the Annual Meeting other than the matters described in the notice. If other business is properly presented for consideration at the Annual Meeting, the enclosed Proxy authorizes the persons named therein to vote the shares in their discretion.

                            SOLICITATION OF PROXIES

   Solicitation of the Proxies may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock. In addition to use of the mails, Proxies may be solicited by officers and employees of the Company in person or by telephone. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum might otherwise not be obtained or for solicitation of proxies in connection with any of the proposed matters.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Company's Annual Report for the fiscal year ended July 31, 2000, including the financial information included therein, has been filed with the Securities and Exchange Commission and is incorporated in this Proxy Statement by reference.

                                                                      Appendix I

                     CABLE DESIGN TECHNOLOGIES CORPORATION

                   2001 Long-Term Performance Incentive Plan

   1. Purpose. The purpose of the 2001 Long-Term Performance Incentive Plan (the "Plan") is to advance the interests of Cable Design Technologies Corporation, a Delaware corporation (the "Company") and its stockholders by (i) providing incentives to certain employees of the Company, directors and to certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and (ii) to enable the Company to attract, retain and reward the best available persons for positions of responsibility.

   2. Administration. The Plan shall be administered solely by the Board of Directors (the "Board") of the Company or, if the Board shall so designate, by a committee of the Board that shall be comprised of not fewer than two directors (the "Committee"); provided that the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board where appropriate.

   The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

   3. Participation. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees, directors and other individuals performing services for the Company who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

   4. Awards under the Plan.

     (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights,"
  (iii) "Restricted Stock," (iv) "Performance Grants" and (v) any other type of

  Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Nonqualified Stock Options" (which may be awarded to participants or sold at a price determined by the Committee ("Purchased Options")) and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $.01 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

     (b) Maximum Number of Shares that May be Issued. There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 1,800,000 Common Shares, subject to adjustment as provided in Paragraph 14. In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock, and shall not grant to any one participant Restricted Stock or Performance Grants, in excess of 100,000 shares. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof; provided, however, that, unless and until this plan is approved by the Company's shareholders, only treasury shares shall be issued hereunder. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

   (c) Rights with respect to Common Shares and Other Securities.

     (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined) or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

   (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

   5. Stock Options. The Committee may grant or sell Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

     (a) The option price may be less than, equal to, or greater than, the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, but in no event will such option price be less than 50% of the fair market value of the underlying Common Shares at the time the Option is granted; provided, however, that in the case of an Incentive Stock Option granted to such an employee, the option price shall not be less than the fair market value of the Common Shares subject to such Option at the time the Option is granted, or if granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted; but in no event will such option price be less than the par value of such Common Shares.

     (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

     (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant's family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

     (d) The Option shall not be exercisable:

       (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

       (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as set forth in paragraph (e) below; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion; and

       (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code"), is applicable, except that

         (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee;

         (B) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee; or

         (C) if such person shall cease employment or performance of services while holding an Option which has not expired and has not been fully exercised, the Committee may determine to allow such person at any time within the one year (or three months in the case of an Incentive Stock Option) or such other period determined by the Committee after the date he ceased such employment or performance of services (but in no event after the Option has expired), to exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

     (e) Unless otherwise determined by the Committee, payment for shares being acquired under any Option shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds),
  (ii) by delivery of outstanding Common Shares with a fair market value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,
  (iv) by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Options which, when multiplied by the fair market value of a Common Shares on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

   In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of Common Shares (and not fractional Common Shares) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such Common Shares tendered in payment of the exercise price (and that such tendered Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Shares must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such Common Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, of such Common Shares from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the Common Shares tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender Common Shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

   In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (iv) above, (A) only a whole number of share(s) (and not fractional shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of Common Shares at least equal to the number of shares to be withheld in payment of the exercise price (and that such owned Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld shares shall no longer be issuable under such Option (except pursuant to any Reload Option (as defined below) with respect to any such withheld shares).

     (f) In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     (g) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

     (h) The Committee may provide (either at the time of grant or exercise of an Option), in its discretion, for the grant to a grantee who exercises all or any portion of an Option ("Exercised Options") and who pays all or part of such exercise price with Common Shares, of an additional Option (a "Reload Option") for a number of Common Shares equal to the sum (the "Reload Number") of the number of Common Shares tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of Common Shares, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the fair market value of the Common Shares on the grant date of the Reload Option.

   6. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

     (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

     (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant's family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

     (c) The Award of Stock Appreciation Rights shall not be exercisable:

       (i) in the case of any Award of Stock Appreciation Rights which is attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

       (ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

       (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company, except that

         (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

         (B) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death

      (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

     (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(B) hereof) to exercise such Award and surrender unexercised the Option (or other Award), if any, to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

     (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

     (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

   7. Restricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

     (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

     (b) Restricted Stock awarded to a participant in accordance with the Award shall be subject to the following restrictions until the expiration of such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"): (i) a participant to whom an award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of a stock certificate, (ii) unless otherwise determined by the Committee, certificates representing Restricted Stock will be held in escrow by the Company on the participant's behalf during the Restricted Period and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power, (iii) the Restricted Stock shall not be transferable prior to the end of the Restricted Period, (iv) the Restricted Stock shall be forfeited and the stock certificate shall be returned to the Company and all rights of the holder of such Restricted Stock to such shares and as a shareholder shall terminate without further obligation on the part of the Company if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Restricted Period, except as otherwise provided in subparagraph 7(c), and (v) such other restrictions as determined by the Committee in its discretion.

     (c) If a participant who has been in continuous employment or performance of services for the Company since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel any and all restrictions on any or all of the Common Shares subject to such Award.

   8. Performance Grant. The Award of the Performance Grant ("Performance Grant") to a participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

     (a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the "Associated Award"). As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of the Common Shares, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in difference classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

     (b) The award period ("Award Period") related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

     (c) The rights of a participant in Performance Grants awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee, if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Award Period.

     (d) The Committee shall determine whether the conditions of subparagraph 8(b) or 8(c) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grants have any Actual Value and:

       (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

       (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

   Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

   Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

   9. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

     (i) forfeited to the Company or to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company),

     (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

     (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

   10. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

   11. Amendment or Substitution of Awards under the Plan. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

   12. Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under any Company disability plan. If the participant is not eligible for benefits under any disability plan of the Company, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under any Company disability plan if he were eligible therefor.

   13. Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with, or the performance of services for, the Company.

   14. Dilution and Other Adjustments. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award (including, without limitation, the number and type of consideration subject to any Award), maximum number of awards to any one participant, or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

   In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding Awards shall lapse and participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

   15. Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

   16. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

   17. Miscellaneous Provisions.

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by any participants at any time and for any reason is specifically reserved.

     (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

     (c) Except as may be approved by the Committee, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

     (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

     (f) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

  It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value on the date that the amount of tax to be withheld is determined equal to the amount of such taxes). Any election that a participant makes shall be irrevocable.

     (g) The expenses of the Plan shall be borne by the Company.

     (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

     (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

     (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

     (k) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

     (l) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

     (m) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

   18. Amendment and Termination of the Plan. The Board of Directors or the Committee, without the approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code, under the provisions of Section 422 of the Code or any successor thereto or by any listing requirements of the principal stock exchange on which the Common Stock is then listed.

   19. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan;
  or

     (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

                                  DETACH HERE

                                     PROXY

                     CABLE DESIGN TECHNOLOGIES CORPORATION

             For Annual Meeting of Stockholders - December 6, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul M. Olson, Kenneth O. Hale and
Charles B. Fromm, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournments thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournments thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE
                                  ---                               ---
PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER
PROPOSAL 4.

---------------                                                     ------------

  SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
     SIDE                                                               SIDE
---------------                                                     ------------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.


                                                                                                               FOR  AGAINST ABSTAIN
1. To elect a Board of Directors for the ensuing year.                     2.  To adopt the 2001 Long-Term     [ ]    [ ]    [ ]
   Nominees: (01) Bryan C. Cressey, (02) Paul M. Olson,                        Incentive Plan.
   (03) Lance Balk, (04) George Graeber, (05) Michael F. O. Harris,
   (06) Glenn Kalnasy, (07) Ferdinand Kuznik,                              3.  To elect Arthur Andersen LLP    [ ]    [ ]    [ ]
   (08) Richard C. Tuttle.                                                     as auditors for the fiscal year
                                                                               ending July 31, 2001.
               FOR          WITHHELD
               [ ]            [ ]                                          4.  To transact such other business as may properly come
                                                                               before the meeting.
[ ]________________________________________________
   For all nominees except as noted above

                                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                                                                           (If signing as attorney, executor, trustee or guardian,
                                                                           please give your full title as such. If shares are held
                                                                           jointly, each holder should sign.)

Signature__________________________Date:_______________Signature:__________________Date:_________________